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                                                                   Exhibit 10.65

                              RABBI TRUST AGREEMENT





                                 by and between




                               LEVI STRAUSS & CO.






                                       and





                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

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                                TABLE OF CONTENTS

SECTION                                                                                              PAGE
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
1.  ESTABLISHMENT OF TRUST .........................................................................    1

2.  TRUST FUNDING REQUIREMENT ......................................................................    2

3.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES ..........................................    3

4.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT .......    4

5.  PAYMENTS TO COMPANY ............................................................................    5

6.  INVESTMENT AND ADMINISTRATIVE AUTHORITY ........................................................    6

7.  CONTRACTUAL SETTLEMENT AND INCOME; MARKET PRACTICE SETTLEMENTS .................................    8

8.  DISPOSITION OF INCOME ..........................................................................    9

9.  ACCOUNTING BY TRUSTEE ..........................................................................    9

10. RESPONSIBILITY OF TRUSTEE ......................................................................    9

11. COMPENSATION AND EXPENSES OF TRUSTEE ...........................................................   11

12. CHANGE OF CONTROL ..............................................................................   12

13. RESIGNATION AND REMOVAL OF TRUSTEE .............................................................   12

14. APPOINTMENT OF SUCCESSOR .......................................................................   13

15. AMENDMENT OR TERMINATION .......................................................................   13

16. MISCELLANEOUS ..................................................................................   14

17. RELIANCE OF REPRESENTATIONS ....................................................................   15

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                                                                   Exhibit 10.65

                              RABBI TRUST AGREEMENT

         THIS RABBI TRUST AGREEMENT is effective this 1st day of January 1, 2003, by and between LEVI STRAUSS & CO. ("Company") and BOSTON SAFE DEPOSIT AND TRUST COMPANY ("Trustee").

         WHEREAS, the Company has adopted the nonqualified deferred compensation Plan listed in Appendix A (the "Plan" or, if additional plans are added, collectively referred to as the "Plan");

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan (individually a "Participant" and collectively the "Participants");

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust the assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined in Section 4, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan and this Rabbi Trust Agreement;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and benefits under an excess benefit plan as that term is defined in Section 3(36) of ERISA to certain employees in excess of the limitations on contributions and benefits imposed by ss.415 of the Internal Revenue Code of 1986, as amended,; and;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to meet its liabilities under the Plan.

         NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.     Establishment of Trust.

         (a) The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the Company (the "Trust Fund"). The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan.

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               All such money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Rabbi Trust Agreement.

         (b)   The Trust hereby established shall be irrevocable;
               notwithstanding the fact that the Trust is irrevocable, the Company may terminate the Plan (or any of them) at any time.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Company represents and warrants to the Trustee that: (i) the Plan for which benefits are or may become payable under this Trust is not subject to Part 4 of Title I of ERISA; and (ii) the Plan covers, and will cover, only (x) a select group of management or highly compensated employees as contemplated by Section 401(a) of ERISA and interpretations, opinions, and rulings of the Department of Labor thereunder or (y) participants in an excess benefit plan as defined in Section 3(36) of ERISA.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes of paying Participants under the Plan, expenses of the Trust and, in the event of Insolvency, obligations of the Company to its general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Rabbi Trust Agreement shall be unsecured contractual rights of the Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

         (e) In addition to the contributions necessary to meet the Trust Funding Requirement (as defined in Section 2), the Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Rabbi Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

Section 2.     Trust Funding Requirement

               From time to time but in no event less than annually, the Company shall determine the amount that would be needed to pay Participants and their beneficiaries the benefit which they have accrued pursuant to the terms of the Plan (as certified to the Trustee by the Company) as of the date of the valuation. For

                                       2

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               purposes of this valuation, the Company shall disregard the total amount credited to the LS&CO. Performance Tracking Vehicle Fund (as defined in the Plan) as of such valuation date. The remaining amount is referred to herein as the "Trust Funding Requirement." In the event that the fair market value of the Trust assets as of any valuation date before a Change of Control is less than 90% of the Trust Funding Requirement on such date , the Company shall make an additional contribution to the Trust in an amount sufficient to bring the fair market value of the assets in the Trust up to 90% of the Trust Funding Requirement as of the valuation date. Further, the Company shall establish the Trust Funding Requirement as of the date of any Change of Control. If the fair market value of the Trust Fund as of the valuation date is less than the Trust Funding Requirement on such date, the Company shall make an additional contribution so the value of trust assets equals the Trust Funding Requirement as of the valuation date. After a Change of Control, the Company shall establish the Trust Funding Requirement on a semi-annual basis and make additional contributions as necessary to bring the value of the Trust Fund up to the Trust Funding Requirement as of the valuation date. Contributions under this Section 2, if any, shall be made as soon as reasonably practicable after the Trust Funding Requirement is established for a valuation date.

               When computing the Trust Funding Requirement, the Company may exclude the benefits attributable to any participant if contributions to the Trust Fund on behalf of the participant could cause the participant to incur income tax liability on account of the contribution.

Section 3.     Payments to Plan Participants and Their Beneficiaries.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), and that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Company shall be responsible for notifying the Trustee of any change in the information on the Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule.

               It is the intent of the Company and the Trustee that the Company shall be responsible for determining and effecting all federal, state and local tax aspects of the Plan and the Trust Fund, including without limitation income taxes payable on the Trust Fund's income, if any, any required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust Fund pursuant to the Plan, and all reporting required in connection with any such taxes. To the extent that the Company is required by applicable law to pay or withhold such taxes or to file such reports, such obligation shall be a responsibility allocated to the Company, as the case may be, hereunder. To the extent the Trustee is required by applicable law to pay or withhold such taxes or to file such reports, the Company shall inform the Trustee of such obligation, shall direct the Trustee with respect to the performance of such obligations and shall provide the Trustee with all information required by the Trustee to meet such obligations. Notwithstanding the foregoing, the Company may elect to pay any applicable taxes directly. In the event the Company pays taxes directly, such amounts may be reimbursed from Trust assets by the Trustee, provided that the Company certifies the amount of taxes paid directly and instructs the Trustee to remit a reimbursement of such taxes to the Company.

         (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Company shall notify the Trustee of such determination and shall direct commencement of payments of such benefits.

         (c) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. If requested by the Company, the Trustee shall reimburse the Company for any benefits under the Plan and Trust which are paid by the Company or otherwise satisfied. In addition, if the principal of the Trust, together with any earnings thereon, are not sufficient to make payment of benefits in accordance with the terms of the Plan, the Company shall immediately make up the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.

Section 4. Trustee Responsibility regarding Payments to Trust Beneficiary When Company Is or Is Alleged to Be Insolvent.

         (a) The Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Rabbi Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. A determination of Insolvency under the terms of this Rabbi Trust Agreement does not constitute an admission of insolvency by the Company for any other purpose.

         (b)   At all times during the continuance of this Trust, as provided in
               Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of the
                   Company shall have the duty to inform the Trustee in writing of the Company's

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                   Insolvency. If a person claiming to be a creditor of the
                   Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participants or their beneficiaries. In all cases, the Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether the Company is Insolvent.

               (2) Unless the Trustee has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (3) If at any time the Trustee has determined that the Company is
                   Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors except that the Trustee's fees and expenses may continue to be paid pursuant to Section 11 subject to any applicable bankruptcy rules. Nothing in this Rabbi Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

               (4) The Trustee shall resume the payment of benefits to the
                   Participants or their beneficiaries in accordance with
                   Section 3 of this Rabbi Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets if the Trustee discontinues the payment of benefits from the Trust pursuant to
               Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan (as certified to the Trustee by the Company) for the period of such discontinuance less the aggregate amount of any payments made to the Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 5.     Payments to Company.

               Except as otherwise specifically provided in this Rabbi Trust Agreement, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of

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               benefits has been made to the Participants and their
               beneficiaries pursuant to the terms of the Plan (as certified to the Trustee by the Company). Notwithstanding the above, in the event that the Company reasonably determines as of any valuation date that the fair market value of Trust assets exceeds 110% of the Trust Funding Requirement (the amount of such excess over 110% referred to hereinafter as "Trust Surplus"), then the Company may direct the Trustee to transfer to the Company such assets as shall be designated by the Company in an amount not to exceed the Trust Surplus. The Trustee shall be entitled to rely solely on the Company's representation that the amounts directed to be returned to the Company do not exceed the applicable Trust Surplus and shall have no duty to review the Company's determination of the amount of the Trust Surplus. In addition, the Company may direct the Trustee to transfer to the Company Trust Fund assets in an amount necessary to avoid triggering taxable income to a Participant or beneficiary if such Participant or beneficiary would be required to recognize income tax on such funds if they remain in the Trust. The Trustee shall be entitled to rely solely on the Company's representation that the amount directed to be returned to the Company could become taxable to a Participant or beneficiary and shall have no duty to review the Company's determination of the amount.

Section 6.     Investment and Administrative Authority.

         (a) Prior to a Change of Control the Company shall establish and maintain written investment guidelines (the "Investment Guidelines"), which may be revised by the Company from time to time, for the investment of the assets in the Trust Fund. The Trust Fund shall at all times be managed in accordance with the Investment Guidelines then in effect. The Company may appoint and remove one or more investment managers from time to time to manage specified portions of the Trust Fund. To the extent that assets of the Trust Fund are not so managed by an investment manager appointed by the Company, the Company shall manage all such assets. The Company and each investment manager shall designate in writing the persons who are authorized to represent such party in dealing with the Trustee. Except as provided in subsection (b) below, the Trustee shall have no investment duties for the Trust Fund. The Trustee shall have no duty to inquire whether investment directions received from the Company or an investment manager are in accordance with the Plan or the Investment Guidelines, or to review the assets purchased, retained or sold.

         (b) After a Change of Control, the Trustee shall have and exercise sole investment discretion with respect to all of the Trust Fund in accordance with the Investment Guidelines in effect immediately prior to a Change of Control, a copy of which shall be provided prior to a Change of Control to the Trustee by the Company. The Trustee's sole responsibility with regard to investment discretion shall be to exercise such discretion in accordance with the Investment Guidelines. Thereafter, the Investment Guidelines may be changed from time to time by mutual agreement of the Trustee and the Company. The Trustee may, in its sole

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               discretion, appoint, retain or terminate an investment manager
               (including any affiliate of the Trustee) to manage all or a portion of the Trust Fund in accordance with the current Investment Guidelines.

         (c) The Company shall have the right at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (d) In addition to those powers conferred by law, the Trustee shall have the following powers:

               (1) The Trustee may invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income, in any security or property pursuant to the direction of the Company or an investment manager appointed by the Company prior to a Change of Control and in the Trustee's sole discretion after a Change of Control; provided, however, that in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. Also, in no event shall the Trust be invested in real estate. For this purpose, "real estate" includes, but is not limited to, real property, leaseholds, mineral interests, and any form of assets which is secured by any of the foregoing. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Participants.

               (2) The Trustee may collect and receive any and all money and other property due the Trust and give full discharge therefor.

               (3) The Trustee may deposit cash into interest  bearing accounts in the banking department of the Trustee or an affiliated banking organization;

               (4) The Trustee may purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property and may also grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, or otherwise acquire, dispose of, hold and generally deal in any manner with and in all forms of options or any combination thereof pursuant to the direction of the Company or an investment manager appointed by the Company prior to a Change of Control, and in the Trustee's sole discretion after a Change of Control provided that such investments are in accordance with the Investment Guidelines.

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               (5) The Trustee may settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; the Trustee may also commence or defend suits or legal proceedings to protect any interest of the Trust, and may represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

               (6) The Trustee may take all action necessary to pay for
                   authorized transactions, including the temporary advancement of cash or securities to settle security purchases and/or foreign exchange or contracts for foreign exchange and any property at any time held in the Trust Fund shall be security therefore to the extent of such advancement until it is repaid.

               (7) The Trustee may appoint custodians, subcustodians or
                   subtrustees, domestic or foreign (including affiliates of the Trustee), as to part or all of the Trust. The Trustee shall not be responsible or liable for any losses or damages suffered by the Company arising as a result of the insolvency of any custodian, subcustodian or subtrustee, except to the extent the Trustee was negligent in its selection or continued retention of such custodian, subcustodian or subtrustee. In no event shall Trustee be liable for the acts or omissions of any custodian, subcustodian or subtrustee appointed pursuant to the direction of the Company or an investment manager.

               (8) The Trustee may hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Trust. The Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization.

               (9) The Trustee may generally do all acts, whether or not
                   expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust.

Section 7.     Settlement and Income; Market Practice Settlements.

       (a) In accordance with the Trustee's standard operating procedure, the Trustee shall credit the Trust Fund with income, which shall include interest, dividends and return of capital, and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

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       (b)     In accordance with the Trustee's standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

       (c) Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

Section 8.     Disposition of Income.

               During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 9.     Accounting by Trustee.

               The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. If, within 120 days after the Trustee mails to the Company a statement with respect to the Trust, the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters in such statements. The Company or its agent shall have the right at its own expense and with prior written notice to the Trustee to inspect the Trustee's books and records directly relating to the Trust Fund during normal business hours.

Section 10.    Responsibility of Trustee.

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        (a)    The Trustee shall act with the care, skill, prudence and
               diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like characterand with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan (as certified to the Trustee by the Company) or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a third party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) The Trustee is not a party to and has no duties or responsibilities under the Plan other than those that may be expressly contained in this Rabbi Trust Agreement. In any case in which a provision of this Rabbi Trust Agreement conflicts with any provision in the Plan, this Rabbi Trust Agreement shall control.

        (c) The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Rabbi Trust Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties.

        (d) The Company agrees to indemnify and hold harmless the Trustee, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees and agents from and against all liability, loss and expense, including reasonable attorneys' fees and expenses incurred by the Trustee or any of the foregoing indemnitees arising out of or in connection with this Rabbi Trust Agreement, except as a result of the Trustee's own negligence, willful misconduct, bad faith or breach of this Agreement or of its fiduciary duties . The Trustee shall be fully indemnified by the Company for any action taken in accordance with, or any failure to act in the absence of, the Company's or an investment manager's directions. If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments except where the Trustee is determined to be liable due to its negligence, willful misconduct, bad faith, or breach of this Rabbi Trust Agreement or of its fiduciary duties. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. This Section 10(d) shall survive the termination of this Rabbi Agreement.

        (e) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and as a part of its reimbursable expenses under this Agreement, pay counsel's reasonable compensation and expenses. The Trustee shall be entitled to rely on

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               and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        (f) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, including affiliates, to assist it in performing any of its duties or obligations hereunder.

        (g) The Trustee shall have without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (h) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (i) Notwithstanding anything in this Rabbi Trust Agreement to the contrary contained herein, the Trustee shall not be responsible or liable for any losses to the Trust resulting from any event beyond the reasonable control of the Trustee, its agents or custodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event. This Section shall survive the termination of this Rabbi Trust Agreement.

        (j) The Trustee shall not be liable for any act or omission of any other person, except to the extent that such person is an agent of the Trustee (not appointed pursuant to the direction of the Company or an investment manager) or under the control of the Trustee, in carrying out any responsibility imposed upon such person and under no circumstances shall the Trustee be liable for any indirect, consequential, or special damages with respect to its role as Trustee.

Section 11.    Compensation and Expenses of Trustee.

               The Company shall pay all Trustee's fees and expenses necessary for the Trustee to fulfill its duties hereunder as mutually agreed between the parties. If not so

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               paid within sixty (60) days after an invoice is sent to the
               Company, the fees and expenses shall be paid from the Trust. The Company acknowledges that as part of the Trustee's compensation, the Trustee may earn interest on balances including disbursement balances and balances arising from purchase and sale transactions. If the Trustee advances cash or securities to the Trust for any purpose, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Rabbi Trust Agreement, except such as may arise from its own negligent failure to act or willful misconduct, any property at any time held in the Trust Fund shall be, to the extent of the advance, security therefor and the Trustee shall be entitled to collect from the Trust sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust either (i) with respect to domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

Section 12.    Change of Control

        (a) For purposes of this Rabbi Trust Agreement, the term "Change of Control" has the meaning given it in the U.S. Dollar Indenture, dated as of January 18, 2001, between the Company and Citibank, N.A. (the "Indenture"), as in effect on the date of this Rabbi Trust Agreement and without regard to any subsequent (i) amendment or termination of the Indenture or (ii) full payment or defeasance of the securities issued under, or other discharge of the Company's liabilities under, the Indenture.

        (b) The Company shall have the duty to inform the Trustee in writing upon the occurrence of a Change of Control. The Trustee shall be entitled to conclusively rely upon such written certification of the Company and shall have no responsibility or liability for determining whether a Change of Control has occurred.

Section 13.    Resignation and Removal of Trustee.

        (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

        (b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee, except that after a Change of Control as defined herein, the Trustee may not be removed by the Company for one year.

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        (c)    Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of the notice of resignation, removal or transfer, unless the Company extends the time limit.

        (d) If the Trustee resigns or is removed, a successor shall be appointed in accordance with Section 14 hereof by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. The Trustee shall continue to fulfill its duties hereunder and shall receive compensation pursuant to Section 11 until the successor's appointment is effective. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

        (e) If the Trustee resigns within one year of a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 14(c) hereof prior to the effective date of the Trustee's resignation.

Section 14.    Appointment of Successor.

        (a) If the Trustee resigns or is removed in accordance with Section 13 (a) or (b) hereof, the Company shall appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon such resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

        (b) The successor Trustee need not examine the records and acts of any prior Trustee and shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

        (c) If the Trustee resigns pursuant to the provisions of Section 13(e) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

Section 15.    Amendment or Termination.

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

        (a) Subject to Section 15(c), this Rabbi Trust Agreement may be amended by a written instrument which is executed by the Trustee and Company and which recites that it is an amendment to this Rabbi Trust Agreement. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan (as certified to the Trustee by the Company) or shall make the Trust revocable.

        (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan (as certified to the Trustee by the Company). Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

        (c) Notwithstanding any other provision in this Rabbi Trust Agreement, this Rabbi Trust Agreement may not be amended within one year after the occurrence of a Change of Control, unless the Trustee determines, in its discretion, that such amendment is necessary for the administration of the trust and does not conflict with or alter the provisions of the Plan.

Section 16.    Miscellaneous.

        (a) Neither the Company nor the Trustee may assign this Rabbi Trust Agreement without the prior written consent of the other, except that the Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Rabbi Trust Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company

        (b) Any provision of this Rabbi Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (c) Benefits payable to Participants and their beneficiaries under this Rabbi Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (d) Notwithstanding anything to the contrary contained elsewhere in this Rabbi Trust Agreement, any reference to the Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken contrary to the Plan.

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        (e)    This Rabbi Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Rabbi Trust Agreement.

Section 17.    Reliance of Representations.

        (a) The Company and the Trustee each acknowledge that the other will be relying, and shall be entitled to rely, on the representations, undertakings and acknowledgments of the other as set forth in this Rabbi Trust Agreement. The Company and the Trustee each agree to notify the other promptly if any of its representations, undertakings, or acknowledgments set forth in this Rabbi Trust Agreement ceases to be true.

        (b) The Company and the Trustee hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Rabbi Trust Agreement on their behalf has the requisite authority to bind the Company and the Trustee to this.

The parties have executed this Rabbi Trust Agreement as of the dates set forth below.

LEVI STRAUSS & CO.

By: _____________________________________________

Name: ___________________________________________

Title: __________________________________________

Date: ___________________________________________



BOSTON SAFE DEPOSIT AND TRUST COMPANY


By: _____________________________________________

Name: ___________________________________________

Title: __________________________________________

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Date: ___________________________________________

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

                              RABBI TRUST AGREEMENT
      Between Levi Strauss & Co. and Boston Safe Deposit and Trust Company

                                   APPENDIX A

Name of Plan

The Levi Strauss & Co. Deferred Compensation Plan for Executives and Outside
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Directors
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